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                            AMENDMENT NO. 1
                                   TO
                       IMPERIAL HOLLY CORPORATION
                     EMPLOYEE STOCK OWNERSHIP PLAN
                      (EFFECTIVE JANUARY 1, 1988)

          Imperial Holly Corporation, a Texas corporation, having established the Imperial Holly Corporation Employee Stock Ownership Plan, effective January 1, 1988 (the "Plan"), and having reserved the right under Section 9.5 thereof to amend the Plan, does hereby amend the Plan, effective as of January 1, 1988, as follows:

          1. The third sentence of Section 1.5 of the Plan is hereby amended to read as follows:

     "From and after January 1, 1989, the Annual Compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed $200,000 (or such adjusted amount as provided under Code Section 401(a)(17)).

          2. The second paragraph of Section 3.1 of the Plan is hereby amended to read as follows:

     "Any otherwise eligible Employee who has completed six (6) months of Service (including all periods of active employment with an Employer or Affiliate for this purpose only) as of the Effective Date shall participate as of the Effective Date. Thereafter, an otherwise eligible Employee shall participate as of the earlier to occur of the June 30 or December 31 following completion of six (6) months of Service. Participation shall cease upon the first to occur of death, total and permanent disability, termination of Service, the Participant ceasing to be an Employee or the Participant does not meet the other eligibility requirements of this Section 3.1."

          3. Section 3.3 of the Plan is hereby amended to read as follows:

     "Upon the reemployment of any person who had previously completed an Hour of Service, such person shall participate as of the earlier to occur of the June 30 or December 31 following his completion of six (6) months of Service or, if later, the first day of the calendar month next following his reemployment commencement date. Any Service previously credited to the Employee shall be restored upon reemployment."

          4. The second sentence of Section 4.1 is hereby deleted and the following is hereby inserted in lieu thereof:

     "Common Stock that may become available for allocation to Participant Accounts by reason of such application of any DB transfer amount shall be held in a suspense account until allocated among Participants' Accounts in accordance with the provisions of Section 5.2(d)(iii) in the following amounts: (i) in the Plan Year of transfer, the greater of
     (a) 12.5% of the total Annual Compensation for all Participants for such Plan Year or (b) 1/8 of the DB transfer amount, and (ii) in each succeeding Plan Year, the maximum amount permitted to be allocated to each Participant under the provisions of Section 5.4 of this Plan."

          IN WITNESS WHEREOF, Imperial Holly Corporation has caused these presents to be executed by its duly authorized officers in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 27th day of September, 1988.

                                   IMPERIAL  HOLLY CORPORATION

                                   By:_______________________

ATTEST:

____________________
Asst. Secretary

[SEAL]


THE STATE OF TEXAS

COUNTY OF HARRIS

This instrument was acknowledged before me on___________________
______________________ , 1988, by_______________________________
of IMPERIAL HOLLY CORPORATION, a Texas corporation, on behalf of said corporation.

                                   ____________________________
                                   Notary Public, State of Texas